Item 77C

THE SMALLCAP FUND, INC.

Registrant incorporates by reference Registrant's Proxy Statement dated May 2002 filed on May 1, 2002 (Accession No. 0001107682-02-000007).

Registrant incorporates by reference Registrant's Annual Report as of December 31, 2002 which details the matters proposed to shareholders and the shareholder votes cast.